UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

133 Peachtree Street, N.E.,

Atlanta, Georgia, 30303

(Address of principal executive offices and zip code)

(404) 652-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement

Merger Agreement

On November 13, 2005, Georgia-Pacific Corporation, a Georgia corporation (the “Company”), Koch Industries, Inc., a Kansas corporation (“Parent”), and Koch Forest Products, Inc., a Georgia corporation and an indirect wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). A copy of the press release issued by the Company on November 13, 2005 announcing the proposed transaction is filed as Exhibit 99.1 hereto, and is incorporated herein by this reference.

Pursuant to the Merger Agreement, Purchaser has agreed to promptly commence a tender offer to purchase all outstanding shares of the Company’s common stock, par value $0.80 per share (the “Shares”), in exchange for $48.00 per Share, net to the seller in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Purchaser and filed with the Securities and Exchange Commission. The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer.”

The Merger Agreement provides, among other things, that as soon as practicable following the satisfaction or waiver of the conditions set forth therein, including the completion of the Offer, the Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each Share then outstanding (other than treasury Shares and Shares that are owned by (i) Parent, the Purchaser or any other wholly-owned subsidiary of Parent or (ii) shareholders who have properly exercised dissenters’ rights under Article 13 of the Georgia Business Corporations Code) will be converted into the right to receive cash in the amount of the Offer Price, without interest.

Consummation of the Offer is conditioned on there being validly tendered and not withdrawn before expiration of the Offer that number of Shares that, when added to the Shares already owned by Parent and its subsidiaries, represents at least a majority of the Shares on a fully-diluted basis, as well as certain other customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, confirmation from the European Commission under the EU Merger Regulation that the Merger is compatible with the European common market, and receipt of antitrust clearances in certain other foreign jurisdictions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

Revolving Credit Facility

On November 13, 2005, the Company entered into a $500 million senior unsecured revolving credit facility (the “Revolving Credit Facility”), by and among the Company, Goldman Sachs Credit Partners L.P., as administrative agent and sole lead arranger, and the other lenders party thereto. The purpose of the Revolving Credit Facility is to provide the Company with short-

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term borrowing availability while it seeks a waiver of the event of default arising from the execution of the Merger Agreement from the lenders under its existing $2.5 billion credit facility with Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “Existing Credit Facility”), and under the Company’s accounts receivable securitization program. The Revolving Credit Facility matures upon the earliest to occur of (1) the date on which the Company receives a valid waiver under its Existing Credit Facility; (2) the effective date of the Merger; (3) the date on which the Company obtains a new revolving credit facility; and (4) November 23, 2005. The Revolving Credit Facility is guaranteed by two of the Company’s wholly-owned subsidiaries, Fort James Corporation and Fort James Operating Company.

Except as described above, the terms of the Revolving Credit Facility are substantially similar to those of the Company’s Existing Credit Facility (filed as Exhibit 10.1 to the Company’s Form 8-K dated July 2, 2004, filed July 6, 2004, Commission File No. 001-03506, and incorporated herein by this reference). Goldman Sachs Credit Partners L.P., the administrative agent under and sole lead arranger of the Revolving Credit Facility, is an affiliate of Goldman Sachs & Co., which served as the Company’s financial advisor in connection with the Merger Agreement.

A copy of the Revolving Credit Facility is attached hereto as Exhibit 10.1, and is incorporated herein by this reference.

Indemnification Agreements

On November 13, 2005, the Company entered into an indemnification agreement (“Indemnification Agreement”) with each of its directors. Each Indemnification Agreement is in substantially the same form, and confers upon the signatory certain rights of indemnification and payment of expenses by the Company. The form of the Indemnification Agreement is attached hereto as Exhibit 10.2, and is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above under the caption “Revolving Credit Facility” is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On November 13, 2005, the Company announced its intention to promptly commence tender offers for approximately $2.6 billion of the Company’s outstanding debt, as well as select debt issued by its subsidiary, Fort James Corporation. The Company also intends to solicit consents from the holders of such debt in order to eliminate certain restrictive covenants in the indentures governing these debt securities. A copy of the press release issued by the Company on November 13, 2005 announcing its intention to commence the debt tender offers is filed as Exhibit 99.2 hereto, and is incorporated herein by this reference.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 13, 2005, by and among Georgia-Pacific Corporation, Koch Industries, Inc. and Koch Forest Products, Inc.

10.1	Credit Agreement, dated as of November 13, 2005, by and among Georgia-Pacific Corporation, as borrower, Goldman Sachs Credit Partners L.P., as administrative agent and sole lead arranger, and the other lenders party thereto.

10.2	Form of Indemnification Agreement.

99.1	Press release dated November 13, 2005, announcing proposed transaction between Koch Industries, Inc. and Georgia-Pacific Corporation.

99.2	Press release dated November 13, 2005, announcing intention to launch debt tender offers and consent solicitations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-PACIFIC CORPORATION

Date: November 13, 2005	By:	/s/ William C. Smith III
	Name:	William C. Smith III
	Title:	Secretary

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 13, 2005, by and among Georgia-Pacific Corporation, Koch Industries, Inc. and Koch Forest Products, Inc.

10.1	Credit Agreement, dated as of November 13, 2005, by and among Georgia-Pacific Corporation, as borrower, Goldman Sachs Credit Partners L.P., as administrative agent and sole lead arranger, and the other lenders party thereto.

10.2	Form of Indemnification Agreement.

99.1	Press release dated November 13, 2005, announcing proposed transaction between Koch Industries, Inc. and Georgia-Pacific Corporation.

99.2	Press release dated November 13, 2005, announcing intention to launch debt tender offers and consent solicitations.